                                                                   Exhibit 10.46
                                                                  EXECUTION COPY



                 SERIES SUPPLEMENT, dated as of December 1, 1994 (this "Supplement"), by and between BEVERLY FUNDING CORPORATION, a Delaware corporation (the "Issuer"), and CHEMICAL BANK, a New York banking corporation (together with its successors in trust thereunder as provided in the Indenture referred to below, the "Trustee"), as trustee under the Indenture.


                             PRELIMINARY STATEMENT

                 Section 8.1(9) of the Indenture provides, among other things, that the Issuer and the Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of Health Care Notes and specifying the terms thereof. The Issuer has duly authorized the creation of a Series of Health Care Notes with an initial aggregate principal amount of $50,000,000 to be known as the Issuer's Series 1994-A Health Care Notes (the "Health Care Notes"), and the Issuer and the Trustee are executing and delivering this Supplement in order to provide for the Health Care Notes.

                 All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

                 SECTION 1. Designation. The initial Series of Health Care Notes shall be designated generally as the Issuer's Series 1994-A Health Care Notes.

                 SECTION 2. Interest. Interest on the Health Care Notes shall be determined and computed as follows:

                 Interest on the Health Care Notes shall be payable quarterly until the commencement of the Amortization Period or the Liquidation Period, after which interest will be payable on the monthly Payment Dates at the rate specified herein. Interest on the Health Care Notes shall accrue at the Series
Note Interest Rate during the initial Interest Accrual Period and during each Interest Accrual Period thereafter until the commencement of the Liquidation Period or the Amortization Period; provided, however, that if an Amortization Event occurs at any time after the Series Note Interest Rate has been determined in respect of a three-month Interest Accrual Period, the Series Note Interest Rate shall remain in effect until the Payment Date coinciding with the last day of such three-month Interest Accrual Period. Thereafter, interest on the Health Care Notes will accrue at the Series Alternate Note Interest Rate.

                 For purposes of calculating the Series Note Interest Rate or Series Alternate Note Interest Rate with respect to each Interest Accrual Period subsequent to the initial Interest Accrual Period, the Trustee shall determine LIBOR in accordance with the provisions set forth below, taking into account the duration of the applicable Interest Accrual Period (as set forth in the definition thereof):

                 (i) On each Interest Determination Date, the Trustee shall determine the annual rate of interest published or reported by the Telerate Service (by reference to the screen page currently designated as "Page 3750" on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits) at approximately 11:00 a.m. (London time) on the Interest Determination Date as being the rate of interest offered in the London interbank market for three-month or one-month U.S. Dollar deposits, as applicable, for delivery on the first day of such Interest Accrual Period. LIBOR shall be such rate of interest. If the offered rate so appearing is replaced by the corresponding rates of more than one bank, this sub-paragraph (i) shall be applied, with any necessary consequential changes, to the arithmetic mean (rounded, if necessary, up to the nearest 1/16 percent) of the rates (being at least two) which so appear, as determined by the Trustee.

                 (ii) If for any reason such offered rate does not so appear, or if the relevant page is unavailable, the Trustee will request each of the Reference Banks acting in each case through its respective principal London office to provide the Trustee with its offered quotation to leading banks for Euro-dollar deposits in London in respect of an amount equal to the aggregate principal amount of the Health Care Notes as of the first date in such Interest Accrual Period (taking into account payments of principal to be made on such date) for a period of three-months or one-month, as applicable, as at 11:00 a.m. (London time) on such Interest Determination Date. If at least two of the Reference Banks provide such offered quotations LIBOR shall be the arithmetic mean (rounded, if necessary, up to the nearest 1/16 percent) of the rates so provided, as determined by the Trustee.

                 (iii) If on any Interest Determination Date LIBOR may not be determined pursuant to sub-paragraph (i) or (ii) above, LIBOR shall be whichever is the higher of:

                       (x) LIBOR as determined for the last preceding Interest Accrual Period of the same duration as the applicable Interest Accrual Period, if any, to which one of the preceding sub-paragraphs shall have applied; and

                       (y) the rate per annum which the Trustee determines to be either (a) the arithmetic mean (rounded, if necessary, up to the nearest 1/16 percent) of the U.S. Dollar lending rates which at least two New York City banks selected by the Trustee are quoting, on the relevant Interest Determination Date in respect of an amount equal to the aggregate principal amount of Health Care Notes as of the first day in such Interest Accrual Period (taking into account payments of principal to be made on such date), for a period of three-months or one-month, to the Reference Banks or those of them (being at least two in number) to which such quotations are, in the opinion of the Trustee, being so made, or (b) if the Trustee can determine no such arithmetic mean, the lowest U.S. Dollar lending rate which at least two major New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European Banks in respect of an amount equal to the aggregate principal amount of Health Care Notes as of the first day in such Interest Accrual Period (taking into account payments of principal made on such date), for a period of three-months or one-month, as applicable; provided, however, that if the banks so selected by the Trustee are not quoting lending rates as mentioned above, the interest rates shall be the interest rates specified in (x) above.

                 The Trustee shall, as soon as practicable on each Interest Determination Date, determine the Series Note Interest Rate and Series Alternate Note Interest Rate. The Trustee shall calculate the amount of interest due on the Health Care Notes based on a year of 360 days and actual days elapsed (rounding the resultant figures to the nearest cent (half a cent being rounded upwards)).

                 On each Interest Determination Date, the Trustee shall promptly give notice of the Series Note Interest Rate and the Series Alternate
Note Interest Rate, regardless of which interest rate is applicable, for the relevant Payment Date to the Health Care Noteholders in accordance with Section
10.4 of the Indenture and to the Issuer and the Paying Agents, if any. The Trustee shall also make such information available to the Health Care Noteholders at the offices of the Trustee and the Paying Agent. On or prior to 1:00 p.m. (New York City time) on the third Business Day prior to each Payment Date, Redemption Date and Optional Partial Redemption Date, the Issuer shall notify the Trustee, the initial Holder of the Health Care Notes and each other Health Care Noteholder requesting such information from the Issuer in writing of the specific amounts of interest, principal and other amounts to be paid to the Health Care Noteholders on such Payment Date pursuant to Section 7.2 of the Indenture.

                 In determining LIBOR as set forth above, (i) three-month quotations shall be used so long as the Series Note Interest Rate is applicable and (ii) one-month quotations shall be used so long as the Series Alternate
Note Interest Rate is applicable. The establishment of LIBOR, the Series Note Interest Rate, the Series Alternate Note Interest Rate and the interest accrued on the Health Care Notes by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon the Health Care Noteholders, the Issuer and any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns.

                 SECTION 3. Authentication Date; Payment Dates; Stated Maturity Date; Principal Payments; Book-Entry Health Care Notes.

                 (a) Original Issuance. The Health Care Notes shall be authenticated and delivered by the Trustee to or upon the order of the Issuer on December 15, 1994 (the "Closing Date"), in an aggregate principal amount not to exceed $50,000,000, and shall be dated their date of authentication. The Health Care Notes shall be issued in the minimum denominations set forth herein and in the Indenture.

                 (b) Payment Dates. Prior to the Amortization Period or Liquidation Period, the Payment Dates for the Health Care Notes are March 15, June 15, September 15, and December 15 of each calendar year commencing with the March 1995 Payment Date, and during the Amortization Period or Liquidation Period, the Payment Dates for the Health Care Notes are the 15th day of each month thereafter, or if any such day is not a Business Day, the next succeeding Business Day, in any event until the repayment of the Health Care Notes in full. In the event an Amortization Event occurs during an Interest Accrual Period, such Interest Accrual Period shall be deemed shortened to end on the next following redetermined Payment Date which occurs at least two Business Days following such Amortization Event, and all subsequent Interest Accrual Periods shall be determined based on monthly Payment Dates.

                 (c) Final Maturity Date. The Final Maturity Date for the Health Care Notes, on which the unpaid principal amount, if any, of the Health Care Notes is due, is the June 2000 Payment Date.

                 (d) Scheduled Amortization Date. The Scheduled Amortization Date for the Health Care Notes, on which the unpaid principal amount, if any, of the Health Care Notes may be paid in part on an amortizing basis pursuant to Sections 2.9(b) and 7.2(g) of the Indenture, is the June 1999 Payment Date.

                 (e) Principal Payments. Principal will be payable in respect of the Health Care Notes as provided herein and in the Indenture. All such principal payments shall be made in accordance with the provisions of
Article VII of the Indenture.

                 (f) Book-Entry Health Care Notes. The Health Care Notes will not be initially issued as Book-Entry Health Care Notes.

                 SECTION 4. Optional Redemption. The Health Care Notes are subject (upon compliance with the conditions specified in the Indenture, including without limitation Section 9.1) to redemption in whole on any Redemption Date, or in part on any Optional Partial Redemption Date, at the option of the Issuer for a redemption price (the "Redemption Price") equal to
(i) the following percentages of the principal amount thereof plus accrued interest to the Redemption Date plus (ii) any Series Special Obligations owing in respect of the Health Care Notes being redeemed accrued to the Redemption Date or Optional Partial Redemption Date, as applicable, or otherwise payable in connection with such redemption.

                 Payment Date                                              Percentage
                 ------------                                              ----------
                 Prior to December 1995 Payment Date                         101%
                 thereafter, prior to December 1996 Payment Date             100.75%
                 thereafter, prior to December 1997 Payment Date             100.50%
                 thereafter, prior to December 1998 Payment Date             100.25%
                 thereafter                                                  100.10%

                 The Issuer's ability to pay any premium in connection with any optional redemption of Health Care Notes has not been rated by the Rating Agency, and payment to the Health Care Noteholders of such amounts are subject to the priority of payments set forth in Section 6.3 of the Sale and Servicing Agreement and Section 7.2 of the Indenture.

                 SECTION 5.  Series Special Obligation.

                 The following obligations constitute "Series Special Obligations" for purposes of this Series Supplement.

                 (a) Default Interest. To the extent allowable by law, any payments due hereunder which are not paid when due (whether by acceleration or otherwise, and irrespective of any grace period applicable thereto) shall bear interest at a default rate of interest equal to 2% in excess of the greater of
(i) the Series Note Interest Rate or Series Alternate Note Interest Rate then in effect, as applicable, or (ii) the "base rate" or "prime rate" announced from time to time by Morgan Guaranty Trust Company of New York at its principal offices in New York, which default rate shall remain in effect until such payments and any interest thereon have been paid in full.

                 (b) Increased Costs. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Holder of agreeing to make or making, funding or maintaining its investment in the Health Care Notes, then the Issuer shall, within three days following a written request (which request shall set forth in reasonable detail the basis for requesting such amounts) by such Holder to the Issuer and the Master Servicer, pay to such Holder additional amounts sufficient to compensate such Holder for such increased cost. Any such request submitted to the Issuer and the Master Servicer by such Holder shall be conclusive and binding for all purposes, absent manifest error.

                 If any Holder determines that compliance with any law or regulation or any guidelines or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Holder or any corporation controlling such Holder and that the amount of such capital is increased by or based upon the existence of such Holder's holding of any Health Care Notes, then, upon a written request (which request shall set forth in reasonable detail the basis for requesting such amounts) by such Holder to the Issuer and the Master Servicer, the Issuer shall within three days following such request pay to such Holder, as specified from time to time by such Holder, an additional amount sufficient to compensate such Holder in light of such circumstances, to the extent that such Holder reasonably determines such increase in capital to be allocable to the existence of such Holder's Health Care Notes. Any such request submitted to the Issuer and the Master Servicer by such Holder shall be conclusive and binding for all purposes, absent manifest error.

                 (c) Breakage Costs. The Issuer shall compensate each Holder, within ten days upon written request therefor (which request shall set forth in reasonable detail the basis for requesting such amounts) by that Holder to the Issuer and the Master Servicer for all losses, expenses and liabilities (including, without limitation, any loss or expense arising from interest or fees paid or payable by that Holder to lenders of funds borrowed by it or other funding arrangements entered into by it to make or carry its investment in the Health Care Notes and any loss sustained by that Holder in connection with the termination of such funding arrangements or the re-employment of such funds), that such Holder may sustain: (i) if any payment or prepayment (by acceleration of maturity or otherwise) of the Health Care Notes occurs on a date that is not the last day of an Interest Accrual Period,
(ii) if any payment or prepayment (by acceleration of maturity or otherwise) of the Health Care Notes is not made on any date and in the amount specified in a notice given by the Issuer at least three (3) Business Days prior to any payment to such Holder, or (iii) as a consequence of any other default by the Issuer to repay principal or interest in respect of the Health Care Notes when required by the terms of this Agreement. The determination of amounts payable under this Subsection 5(c) by such Holder shall be conclusive and binding in all matters in the absence of manifest error.

                 (d) Series Special Obligations Not Rated. The Issuer's ability to pay any Series Special Obligation in connection with the Health Care Notes has not been rated by the Rating Agency, and payment to the Health Care Noteholders of such amounts are subject to the priority of payments set forth in Section 6.3 of the Sale and Servicing Agreement and Section 7.2 of the Indenture.

                 SECTION 6. Certain Defined Terms. With respect to the Health Care Notes, the following definitions shall apply:

                 "Authenticating Agent" shall mean the Trustee.

                 "Closing Date" shall mean December 15, 1994.

                 "Health Care Noteholder" shall mean the Holder of any Health Care Note.

                 "Interest Accrual Period" shall mean, with respect to any Payment Date, the period commencing on and including the prior Payment Date (or the Closing Date in the case of the initial Payment Date) and ending on and including the day preceding such Payment Date.

                 "Interest Determination Date" shall mean the second business day preceding the commencement of each Interest Accrual Period. The term "business day" for purposes of this definition only shall mean a day on which the Trustee and commercial banks located in the City of London are open for the transaction of commercial banking business.

                 "LIBOR" shall mean, for each Interest Accrual Period, the London interbank offered rate for three-month or one- month U.S. Dollar deposits, as applicable, determined on the related Interest Determination Date by the Trustee pursuant to the provisions of Section 2 of this Series Supplement.

                 "Minimum Denomination" shall mean $500,000.

                 "Payment Date" has the meaning set forth in Section 3(b) of this Supplement.

                 "Rating Agency Condition" shall mean, for so long the initial Holder of the Health Care Notes holds at least 50% of the Aggregate Outstanding Amount of Health Care Notes, the consent of such Holder together with the consent of the Rating Agency, as set forth in the definition of "Rating Agency Condition" in the Sale and Servicing Agreement.

                 "Reference Banks" shall mean, collectively, The Long-Term Credit Bank of Japan, Limited, Morgan Guaranty Trust Company of New York and Chemical Bank.

                 "Series Alternate Note Interest Rate" shall equal 6.5375% per annum, with respect to the initial Interest Accrual Period, and with respect to any applicable Interest Accrual Period thereafter shall be a per annum rate equal to the Series Interest Rate Spread plus one-month LIBOR determined as of the related Interest Determination Date.

                 "Series Base Reserve Percent" shall mean 1.5%.

                 "Series Dynamic Reserve Floor Percent" shall mean 10%.

                 "Series Interest Rate Spread" shall mean, with respect to any Interest Accrual Period, the percentage equal to 0.35%.

                 "Series Liquidation Payment Frequency" shall mean a monthly Payment Date frequency applicable during the Liquidation Period or Amortization Period.

                 "Series Note Interest Rate" shall equal 6.7875% per annum with respect to the initial Interest Accrual Period and, with respect to each applicable Interest Accrual Period thereafter shall be a per annum rate equal to the Series Interest Rate Spread plus three-month LIBOR determined as of the related Interest Determination Date.

                 "Series Rate Increment" shall equal 1.00%.

                 "Series Rating Multiple" shall mean 3.00.

                 "Series Special Obligations" shall have the meaning set forth in Section 5 of this Supplement.

                 Further, "DTC Agreement" and "Maximum Rate" shall not be applicable, nor have a definition, for purposes of the Health Care Notes and this Supplement.

                 SECTION 7. Form of the Health Care Notes. The Health Care Notes shall be in the form of Exhibit A hereto.

                 SECTION 8. Copies to Holders. For so long as the initial Holder of the Health Care Notes holds at least 50% of the Aggregate Outstanding Amount of Health Care Notes, unless and to the extent otherwise specified in writing by such Holder to the Trustee, (x) the Issuer shall deliver to such Noteholder each Daily Report and Daily Trustee Report which are required to be delivered to the Issuer pursuant to the Sale and Servicing Agreement and (y) the Trustee shall deliver to such Noteholder all other information, documents, notices and reports the Trustee receives which are required to be delivered to the Trustee pursuant to the Sale and Servicing Agreement, the Indenture and this Series Supplement. At the written request of any other Noteholder, the Trustee shall deliver to such requesting Noteholder, such current or future information, documents, notices and reports as the same are delivered to the Trustee pursuant to the Sale and Servicing Agreement, the Indenture or this Supplement, or in respect of any past information, documents, notices and reports the Trustee shall at its election either make the same available for inspection at its Corporate Trust Office or deliver the same to such requesting Noteholder.

                 SECTION 9. Ratification of Agreement. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, respectively, shall be read, taken, and construed as one and the same instrument.

                 SECTION 10. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                 SECTION 11. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the 15th day of December, 1994.

                               BEVERLY FUNDING CORPORATION, as Issuer



                               By:     /s/ John W. MacKenzie
                                   ---------------------------------
                                   Name:   John W. MacKenzie
                                   Title:    Assistant Secretary


                               CHEMICAL BANK, as Trustee



                               By:      /s/ Regina Bishop
                                   ---------------------------------
                                   Name:   Regina Bishop
                                   Title:    Assistant Vice President

                                                                       EXHIBIT A


         PRINCIPAL PAYMENTS OF THIS NOTE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS HEALTH CARE NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

         THIS HEALTH CARE NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS HEALTH CARE NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND EITHER (A) TO "QUALIFIED INSTITUTIONAL BUYERS" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933. ANY TRANSFEREES OF HEALTH CARE NOTES MUST DELIVER TO THE TRUSTEE A DULY EXECUTED CERTIFICATE SUBSTANTIALLY IN THE FORM OF EXHIBIT A TO THE INDENTURE (AS DEFINED HEREIN).

         NO EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND NO OTHER PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), WITH RESPECT TO WHICH J.P. MORGAN SECURITIES INC., OR BEVERLY FUNDING CORPORATION OR CHEMICAL BANK IS A "PARTY IN INTEREST" (WITHIN THE MEANING OF SECTION 3(14) OF ERISA), OR A "DISQUALIFIED PERSON" (WITHIN THE MEANING OF SECTION 4975 OF THE CODE), MAY PURCHASE THIS HEALTH CARE NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASE AND THE HOLDING OF THIS HEALTH CARE NOTE OR SUCH INTEREST BY SUCH PLAN (OR ANY ENTITY THE ASSETS OF WHICH CONSTITUTE "PLAN ASSETS" OF ANY SUCH PLAN) IS SUBJECT TO A STATUTORY OR ADMINISTRATIVE EXEMPTION.

                          BEVERLY FUNDING CORPORATION

                               Health Care Notes
                                 SERIES 1994-A

NO. _____                                                   $___________________

                                                            CUSIP ______________


                 Beverly Funding Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, LOS ANGELES AGENCY, or registered assigns, the principal sum of FIFTY MILLION ($50,000,000.00) DOLLARS payable in installments on each Payment Date in accordance with the Indenture commencing on the earliest of (x) the date determined as provided on the reverse hereof (the "Scheduled Amortization Date"), (y) the date of acceleration of the Health Care Notes following the occurrence of an Event of Default and (z) the commencement of the Amortization Period, and ending on or before the June 2000 Payment Date (the "Final Maturity Date"). The Issuer also promises to pay interest on each Payment Date at the rate per annum specified in the Series Supplement and the Indenture. Interest on the unpaid principal amount on this Health Care Note will accrue for each Interest Accrual Period (which initial Interest Accrual Period will commence on December 15, 1994). Such principal of and interest on this Health Care Note shall be paid in the manner specified on the reverse hereof.

                 The principal of and interest on this Health Care Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Health Care Note shall be applied in the manner set forth in the Indenture referred to on the reverse hereof.

                 Reference is made to the further provisions of this Health Care Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Health Care Note.

                 Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Health Care Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer.

Dated:                                     BEVERLY FUNDING CORPORATION


                                           By:______________________________
                                              Name:
                                              Title:




                 This is one of the Health Care Notes referred to in the within mentioned Indenture.

CHEMICAL BANK,
  as Trustee


By:___________________________
   Authorized Signatory

                 This Health Care Note is one of a duly authorized issue of Health Care Notes of the Issuer, designated as its Health Care Notes (herein called the "Health Care Notes"), issued and to be issued in one or more Series, and this Health Care Note is one of the Health Care Notes designated as the Issuer's Series 1994-A Health Care Notes (herein called the "Series 1994-A Health Care Notes"), all issued and to be issued under an Indenture dated as of December 1, 1994 and a Series Supplement (the "Series Supplement") thereto with respect to the Series 1994-A Health Care Notes dated as of December 1, 1994 (such Indenture, as supplemented or amended, is herein called the "Indenture"), both between the Issuer and Chemical Bank, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Health Care Notes. All terms used in this Health Care Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

                 THE SERIES 1994-A HEALTH CARE NOTES AND ANY OTHER SERIES OF HEALTH CARE NOTES ISSUED BY THE ISSUER ARE AND WILL BE EQUALLY AND RATABLY SECURED BY THE COLLATERAL PLEDGED AS SECURITY THEREFOR AS PROVIDED IN THE INDENTURE AND THE SERIES 1994-A HEALTH CARE NOTES WILL RANK PARI PASSU WITH ANY OTHER SERIES OF HEALTH CARE NOTES ISSUED UNDER THE INDENTURE BY THE ISSUER OR TO BE ISSUED THEREUNDER.

                 The principal of this Health Care Note shall be payable no later than the Final Maturity Date. Principal may be payable in whole earlier either because (x) an Event of Default shall have occurred and be continuing and the Health Care Notes have been accelerated in accordance with Section 5.2 of the Indenture, or (y) the Issuer shall have called for the redemption in full of the Series 1994-A Health Care Notes pursuant to Section 9.1 of the Indenture. In addition, payments of principal on this Health Care Note may be made in whole or in part (x) on each Payment Date beginning with the June 1999 Payment Date (the "Scheduled Amortization Date"), (y) on any Optional Partial Redemption Date if an Optional Partial Redemption has been elected by the Issuer to be made pursuant to Section 9.1 of the Indenture or (z) on any Payment Date following the occurrence of an Amortization Event under the Sale and Servicing Agreement, until paid in full or required to be paid in full upon the Final Maturity Date. All principal payments on the Health Care Notes shall be made pro rata to the Health Care Noteholders entitled thereto.

                 Payments of interest on this Health Care Note are due and payable on each Payment Date, together with any installment of principal, to the extent not in full payment of this Health Care Note, required to be made on such Payment Date, and shall be made by check mailed to the Person whose name appears as the registered Holder of this Health Care Note (or one or more Predecessor Health Care Notes) on the Health Care Note Register as of the close of business on the last day of the month preceding the Payment Date (the "Record Date"), except that with respect to Health Care Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.) or in the name of a Holder of at least $5,000,000 in initial principal amount of Health Care Notes of any Series, payments will be made by wire transfer in immediately available funds to the account designated by such nominee or Holder in writing in form satisfactory to the Trustee at least five (5) Business Days prior to such Payment Date. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Health Care Note Register as of the applicable Record Date without requiring that this Health Care Note be submitted for notation of payment, and the mailing of such check shall constitute payment of the amount thereof regardless of whether such check is returned undelivered. Any reduction in the principal amount of this Health Care Note (or any one or more Predecessor Health Care Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Health Care Note and of any Health Care Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount and all other amounts owing in respect of this Health Care Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than ten days prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Health Care Note at the Trustee's principal corporate trust office or at the office of the Trustee's agent appointed for such purposes located in The City of New York.

                 To the extent allowable by law, any payments (including interest) due hereunder which are not paid when due (whether by acceleration or otherwise, and irrespective of any grace period applicable thereto) shall bear interest at a default rate of interest equal to 2% in excess of the greater of
(i) Series Note Interest Rate or Series Alternate Note Interest Rate, as applicable, or (ii) the "base rate" or "prime rate" announced from time to time by Morgan Guaranty Trust Company of New York at its principal offices in New York, which default rate shall remain in effect until such payments and any interest accrued thereon have been paid in full. In addition, under certain circumstances, the holders of the Health Care Notes will be entitled to payment of certain Series Special Obligations and other amounts pursuant to the Indenture and the Supplement.

                 As provided in the Indenture, the Series 1994-A Health Care Notes may be redeemed, in whole or in part, at the option of the Issuer on any Payment Date or in part, at the option of the Issuer, on any Optional Partial Redemption Date, as applicable, at the Redemption Price, subject to the conditions set forth in Section 9.1 of the Indenture.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Health Care Note may be registered on the Health Care Note Register of the Issuer, upon surrender of this Health Care Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Trustee may require, and thereupon one or more new Health Care Notes of authorized denomination and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Health Care Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                 Prior to the due presentment for registration of transfer of this Health Care Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Health Care Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Health Care Note be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary.

                 The Indenture permits, pursuant to the conditions therein set forth, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Health Care Notes of a Series under the Indenture at any time by the Issuer with the consent of the Holders of Health Care Notes specified in the Indenture. The Indenture also contains provisions permitting the Holders of Health Care Notes of a Series representing specified percentages of the Aggregate Outstanding Amount of the Health Care Notes of such Series, on behalf of the Holders of all the Health Care Notes of such Series, to take certain actions which may affect other Holders, including waiving compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such action, consent or waiver by the Holder of this Health Care Note (or any one of more Predecessor Health Care Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Health Care Note and of any Health Care Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such action, consent or waiver is made upon this Health Care Note. The Indenture also permits the Trustee to amend certain terms and conditions set forth in the Indenture without the consent of Holders of the Health Care Notes issued thereunder.

                 The Series 1994-A Health Care Notes are issuable only in registered form in denominations as provided in the Indenture and the Series Supplement, subject to certain limitations therein set forth.

                 THIS HEALTH CARE NOTE, THE INDENTURE AND THE RELATED SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

                 No reference herein to the Indenture and no provision of this Health Care Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Health Care Note at the times, place, and rate, and in the coin or currency herein prescribed.

                 The Holder of this Health Care Note agrees that it will not, prior to the date which is 370 days after the discharge of the Indenture, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Issuer to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer.

                               FORM OF ASSIGNMENT


                 FOR VALUE RECEIVED, _____________________________ hereby
sells, assigns, and transfers unto____________________________

                         Please insert Social Security
                         or other identifying number of
                         assignee:  ___________________

the within Health Care Note of Beverly Funding Corporation (the "Issuer") standing in the name(s) of the undersigned in the Health Care Note Register of the Issuer and does hereby irrevocably constitute and appoint ________________ attorney to transfer such Health Care Note in such Health Care Note Register, with full power of substitution in the premises.

Dated:_______________________           ______________________________________
                                        [Signature]

                                        ______________________________________
                                        [Signature]

                                        Notice:  The signature(s) to this
                                        assignment must correspond
                                        with the name(s) as written
                                        upon the face of this Health
                                        Care Note in every particular
                                        without alteration or any
                                        change whatsoever.  The
                                        signature(s) must be
                                        guaranteed by a commercial
                                        bank or trust company
                                        located, or having a
                                        correspondent location, in
                                        the City of New York or the
                                        city in which the Corporate
                                        Trust office is located, or
                                        by a member firm of a
                                        national securities exchange.
                                        Notarized or witnessed
                                        signatures are not acceptable
                                        as guaranteed signatures.

Signature Guarantee:


_____________________________
Name of Institution


_____________________________

Authorized Officer





                                      A-9